Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 26, 2014, relating to the financial statements, which appears in Vale S.A.’s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 20, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ivan Michael Clark
Ivan Michael Clark Engagement Leader

PricewaterhouseCoopers

Rio de Janeiro, Brazil
September 25, 2015